UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its succession planning, on August 2, 2018, the Board of Directors (the “Board”) of Discover Financial Services (the “Company”) appointed Roger C. Hochschild, currently the President and Chief Operating Officer of the Company, as Chief Executive Officer and President, effective October 1, 2018. Mr. Hochschild will succeed David W. Nelms as Chief Executive Officer. Mr. Nelms will continue his service on the Board and employment with the Company as Executive Chairman until his retirement in early 2019.

Mr. Hochschild, 53, has served as the Company’s President and Chief Operating Officer since 2004. He was the Company’s Executive Vice President and Chief Marketing Officer from 1998 to 2001. From 2001 to 2004, Mr. Hochschild was Executive Vice President, Chief Administrative and Strategic Officer of the Company’s former parent company Morgan Stanley.

Also on August 2, 2018, the Board took action to increase the size of the Board from eleven to twelve directors, and elected Mr. Hochschild to serve as a director, effective immediately.

A copy of the press release issued by the Company on August 3, 2018 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: August 2, 2018	By:	/s/ Kathryn McNamara Corley
Name: Kathryn McNamara Corley
Title: Executive Vice President, General Counsel and Secretary